Eagle Bancorp, Inc. 10-K

Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

Directors and the Shareholders

Eagle Bancorp, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135072, 333-153426, 333-159755, 333-175966, 333-187713, 333-199875 and 333-211957) of Eagle Bancorp, Inc., and the Registration Statements on Form S-3 (Nos. 333-140314 and 333-202405) of Eagle Bancorp, Inc., of our reports dated March 1, 2019, with respect to the Consolidated Balance Sheets of Eagle Bancorp, Inc. and subsidiaries as of December 31, 2018 and 2017, and the related Consolidated Statements of Operations, Comprehensive Income, Changes in Shareholders’ Equity and Cash Flows for each of the years in the three-year period ended December 31, 2018 then ended, and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in Eagle Bancorp Inc.’s 2018 annual report on Form 10-K.

Baltimore, Maryland

March 1, 2019

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